As filed with the Securities and Exchange Commission on May 8, 2008
Registration No. 333-149250

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO.1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BMP SUNSTONE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5122 (Primary Standard Industrial Classification Code No.)	20-0434726 (I.R.S. Employer Identification No.)
600 W. Germantown Pike, Suite 400
Plymouth Meeting,
Pennsylvania 19462
(610) 940-1675
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal
Executive Offices)

David Gao
President and Chief Executive Officer
BMP Sunstone Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting,
Pennsylvania 19462 (610) 940-1675
(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Joanne R. Soslow, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS	May 8, 2008
Subject to Completion

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

1,037,580 Shares of Common Stock
BMP SUNSTONE CORPORATION

     This prospectus relates to offers and resales of up to 1,037,580 shares of our common stock, par value $0.001 per share, all of which shares are issuable upon the exercise of warrants. We will not receive any of the proceeds from the disposition of these shares by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of these shares. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.
     Since June 7, 2007, our common stock has been traded on The NASDAQ Global Market under the trading symbol “BJGP.” From August 10, 2006 to June 6, 2007, our common stock was traded on The NASDAQ Capital Market under the trading symbol “BJGP.” On May 7, 2008, the last reported sale price of our common stock on NASDAQ was $6.72 per share. You are urged to obtain current market quotations for our common stock.
     Investing in our securities involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 17, 2008 (which is incorporated by reference herein), as well as other information in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in any of our securities.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated      , 2008.

ABOUT THIS PROSPECTUS
     You should rely only on the information contained in this prospectus or in a prospectus supplement or amendment. We have not authorized anyone to provide you with information different from the information contained in this prospectus. We are not making an offer to sell securities in any state where offers and sales are not permitted. The information contained in this prospectus or a prospectus supplement or amendment or incorporated herein by reference is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities. You should read this prospectus together with additional information described under the heading “Where You Can Find More Information” beginning on page 12 of this prospectus.
     In this prospectus, unless the context specifically indicates otherwise:

•	“the Company,” “we,” “us” and “our” refer to BMP Sunstone Corporation and its subsidiaries;

•	“BMP China” refers to Beijing Med-Pharm Market Calculating Co. Ltd.;

•	“China,” “PRC,” and variations of these terms refer to The People’s Republic of China;

•	“GP Corp.” refers to Guangzhou Pharmaceutical Company, Ltd.;

•	“Wanwei” refers to Beijing Wanwei Pharmaceutical Co., Ltd.;

•	“Sunstone” refers to Sunstone (Tangshan) Pharmaceutical Co., Ltd.;

•	translations of Chinese Renminbi, or RMB, into United States dollars are denominated using the closing exchange rates in effect as of the balance sheet date for the fiscal quarter to which the translated RMB amount relates, except as otherwise stated; and

•	the BMP Sunstone Corporation logo is a registered stylized trademark of BMP Sunstone Corporation. All other trademarks, trade names or service marks appearing in this prospectus are the property of their respective holders.

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ABOUT BMP SUNSTONE CORPORATION
     BMP Sunstone Corporation (formerly known as Beijing Med-Pharm Corporation), a Delaware corporation, is a pharmaceutical marketing and distribution company based in China. Our corporate headquarters are in suburban Philadelphia, Pennsylvania and our Chinese operations are based in Beijing, China. Our services, which we offer through BMP China and Wanwei to foreign and domestic pharmaceutical manufacturers in China, focus primarily on marketing and promotional services and distribution. These services include clinical trial management; product registration; market research; pharmaceutical marketing to physicians, hospitals and other healthcare providers; and pharmaceutical distribution.
     In October 2007, we acquired a 49 percent interest in Hong Kong Fly International Health Care Limited (“Hong Kong Health Care”) and, in February 2008, we acquired the remaining 51 percent interest in Hong Kong Health Care. Hong Kong Health Care is a holding company that was incorporated on November 17, 2003 and does not conduct any operations. Hong Kong Health Care’s subsidiary, Sunstone (Tangshan) Pharmaceutical Co., Ltd. (“Sunstone”) is principally engaged in the research, development, manufacture and distribution of pharmaceutical products in the People’s Republic of China (the “PRC”). Sunstone currently operates one production facility located in Tangshan, Hebei Province in the PRC.
     In January 2008, Alliance BMP Limited, an investment vehicle based in the United Kingdom that is 80 percent-owned by Alliance Unichem Group Limited and 20 percent-owned by the Company, completed its acquisition of a 50 percent stake in Guangzhou Pharmaceuticals Corporation (“GP Corp.”). GP Corp. is one of the largest pharmaceutical wholesalers in China.
     Our principal executive offices are located at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462. Our telephone number is (610) 940-1675. Our website address is www.bmpsunstone.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

RISK FACTORS
     You should carefully consider the risk factors and forward-looking statements described under “Risk Factors” and “Cautionary Factors that May Affect Future Results” in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 17, 2008 (as amended on Form 10-K/A filed with the SEC on May 7, 2008), and in other documents that we subsequently filed with the SEC that are incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act) regarding future events or our future financial performance that involve certain contingencies and uncertainties. In addition, when included in this prospectus, any prospectus supplement or any documents incorporated herein by reference, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words in any statement does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:

•	our business strategy;

•	our potential acquisition of a majority interest in Shanghai Rongheng Pharmaceutical Company Limited;

•	our potential joint venture transaction with Biaodian Medical Information Co., Ltd.;

•	our remediation of the material weakness and significant deficiencies in the internal control over financial reporting at Sunstone (Tangshan) Pharmaceutical Co., Ltd.:

•	competition in the Chinese pharmaceutical distribution industry and our ability to compete;

•	our belief regarding the significance of our acquisition of Beijing Wanwei Pharmaceutical Co., Ltd.;

•	our belief that a significant opportunity exists to obtain an increased market share in the Chinese pharmaceutical marketing and distribution markets by offering a distribution chain solution that combines our market development services with market fulfillment services;

•	our expectation to continue to incur significant and increasing operating expenses and capital expenditures;

•	our expectation that substantially all of our revenues, profits, cash flows and assets will continue to be derived in China and be denominated in Chinese currency;

•	our belief regarding the significance of brand recognition;

•	our ability to renew any Good Supply Practices, or GSP, certificate or any pharmaceutical distributor permit to conduct business as a pharmaceutical distributor or to maintain this certificate or permit;

•	our expectation that we may incur operating losses for the foreseeable future;

•	our future financial and operating results;

•	the dependence of our future success on obtaining additional promotional and market research agreements and licensing rights for China and on acquiring additional distribution companies;

•	our ability to fund our current level of operations for the next twelve months through our cash and cash equivalents;

•	our expectation regarding our cash and cash equivalents;

•	impact of recent accounting pronouncements;

•	our expectation regarding our Exchange Act reporting obligations; and

•	any other statements regarding matters not of historical fact.

     The words “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve known and unknown risks, uncertainties and achievements, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this report, we caution you that these statements are based on a combination of facts and factors currently known by us and projections of the future about which we cannot be certain. Many factors affect our ability to achieve our objectives, including:

•	delays in entering, or our inability to enter into, definitive documents to acquire, or delays in completing the acquisition of a majority interest in Shanghai Rongheng Pharmaceutical Company Limited;

•	delays in the completion of our potential joint venture with Biaodian Medical Information Co., Ltd.;

•	difficulties in acquiring complementary businesses or in integrating acquired businesses;

•	our inability to obtain additional capital when necessary;

•	delays in product introduction and marketing or interruptions in supply;

•	a decrease in business from our major clients;

•	our inability to compete successfully against new and existing competitors or to leverage our marketing capabilities with our distribution capabilities;

•	adverse economic, political or social conditions in China;

•	our inability to renew our GSP certificate or our pharmaceutical distributor permit to conduct business as a pharmaceutical distributor or to maintain this certificate and permit;

•	our inability to manage our growth effectively;

•	our inability to attract and retain key personnel;

•	our inability to effectively market our services or obtain and maintain arrangements with manufacturers; and

•	a slowdown in the Chinese economy.

     We cannot assure you that the forward-looking statements in this proxy statement and the documents incorporated by reference herein and therein will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of shares of our common stock to be sold by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

THE SELLING STOCKHOLDERS
     The following table sets forth certain information regarding the beneficial ownership by the selling stockholders listed below of shares of our common stock as of May 5, 2008. The shares of our common stock offered hereby consists of shares of our common stock issuable upon the exercise of warrants that were purchased by the selling stockholders in our private placement of securities in November 2007.
     The following table assumes that the selling stockholders will sell all of the shares of our common stock offered by them in this offering. However, the selling stockholders may offer all or some portion of our shares of common stock or any shares of common stock issuable upon exercise of outstanding options or warrants held by them. Accordingly, no estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders upon termination of sales pursuant to this prospectus. In addition, the selling stockholders identified below may have sold, transferred or disposed of all or a portion of their shares since the date on which they provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act.
     We will bear all costs, expenses and fees in connection with the registration of shares of our common stock to be sold by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.
     As of May 5, 2008, there were 39,492,026 shares of our common stock outstanding. Unless otherwise indicated, the selling stockholders have the sole power to direct the voting and investment over shares owned by them.

					Shares of Common Stock
	Shares of Common Stock Beneficially Owned				Beneficially Owned
	Prior to the Offering				After the Offering
				Number of
	Number of			Warrant	Number of
	Shares			Shares	Shares
	Beneficially		Percent	Being	Beneficially	Percent
Selling Stockholder	Owned		of Class	Offered (1)	Owned	of Class

Andesite Fund I, LP	142,160	(2)	*	85,712	56,448	*
Andesite Real Estate Fund, LP	22,640	(3)	*	4,511	18,129	*
The Bee Publishing Company	83,330	(4)	*	9,022	74,308	*
Scudder Smith Family Association LLC	83,330	(5)	*	9,022	74,308	*
Hyon Ja Hwang	39,999	(6)	*	4,511	35,488	*
JMG Triton Offshore Fund LTD	156,313	(7)	*	78,947	77,366	*
JMG Capital Partners LP	156,313	(8)	*	78,947	77,366	*
David S. Allsopp	144,129	(9)	*	9,022	135,107	*
Barbara A. Tyson	22,556	(10)	*	22,556	—	*
John H. Tyson	45,112	(11)	*	45,112	—	*
Guss Blass II	402,886	(12)	*	45,112	357,774	*
Les Baledge	1,891,667	(13)	4.75	180,450	1,711,217	4.32
Baledge, LLC	22,556	(14)	*	22,556	—	*
Asgard Partners LP	202,147	(15)	*	45,112	157,035	*
Ron Silverton	21,778	(16)	*	11,278	10,500	*
Todd Binder	30,689	(17)	*	15,789	14,900	*
Whitebox Covertible Arbitrage Partners, LP	225,563	(18)	*	225,563	—	*
Whitebox Special Opportunities Partners Series B, LP	67,668	(19)	*	67,668	—	*
ACT Capital Partners, LP	11,278	(20)	*	11,278	—	*
TVI Corp.	1,180,280	(21)	2.98	56,390	1,123,890	2.85
Vivat Trustees Ltd. as Trustee of the Talland Settlement	344,976	(22)	*	9,022	335,954	*

*	Less than one percent.

(1)	Represents the shares of common stock being registered pursuant to this prospectus that the selling stockholder may acquire upon the exercise of Class A and Class B warrants issued in connection with the certain subscription agreements dated October 31, 2007. The Class A and Class B warrants have an initial exercise price of $12.43 per share and are subject to adjustment pursuant to anti-dilution adjustment provisions as further described in the warrants.

(2)	Includes 126,120 shares of common stock issuable upon the exercise of warrants, of which warrants to purchase 40,448 shares of common stock were acquired prior to the private placement. G. Hamilton Mehlman is the natural person with voting and investment control over these shares.

(3)	Includes 6,640 shares of common stock issuable upon the exercise of warrants, of which warrants to purchase 2,129 shares of common stock were acquired prior to the private placement. G. Hamilton Mehlman is the natural person with voting and investment control over these shares.

(4)	Includes 9,022 shares of common stock issuable upon the exercise of warrants. R. Scudder Smith and Helen W. Smith are the natural persons with voting and investment control over these shares.

(5)	Includes 9,022 shares of common stock issuable upon the exercise of warrants. R. Scudder Smith and Helen W. Smith are the natural persons with voting and investment control over these shares.

(6)	Includes 4,511 shares of common stock issuable upon the exercise of warrants.

(7)	Includes 78,947 shares of common stock issuable upon the exercise of warrants. Jonathan Glaser and Roger Richter are the natural persons with voting and investment control over these shares.

(8)	Includes 78,947 shares of common stock issuable upon the exercise of warrants. Jonathan Glaser is the natural person with voting and investment control over these shares.

(9)	Includes 9,022 shares of common stock issuable upon the exercise of warrants.

(10)	Represents 22,556 shares of common stock issuable upon the exercise of warrants sold in the private placement.

(11)	Represents 45,112 shares of common stock issuable upon the exercise of warrants sold in the private placement.

(12)	Includes 50,112 shares of common stock issuable upon the exercise of warrants, of which warrants to purchase 5,000 shares of common stock were acquired prior to the private placement.

(13)	Includes 260,450 shares of common stock issuable upon the exercise of warrants, of which warrants to purchase 80,000 shares of common stock were acquired prior to the private placement.

(14)	Includes 22,556 shares of common stock issuable upon the exercise of warrants. Les R. Baledge is the natural person with voting and investment control over these shares.

(15)	Includes 45,112 shares of common stock issuable upon the exercise of warrants. Todd Binder and Ron Silverton are the natural persons with voting and investment control over these shares.

(16)	Includes 11,278 shares of common stock issuable upon the exercise of warrants.

(17)	Includes 15,789 shares of common stock issuable upon the exercise of warrants.

(18)	Represents 225,563 shares of common stock issuable upon the exercise of warrants sold in the private placement.

(19)	Represents 67,668 shares of common stock issuable upon the exercise of warrants sold in the private placement. Andrew J. Redleaf is the natural person with voting and investment control over these shares.

(20)	Represents 11,278 shares of common stock issuable upon the exercise of warrants sold in the private placement. Amir L. Ecker and Carol G. Frankenfield are the natural persons with voting and investment control over these shares. Mr. Ecker and Ms. Frankenfield are affiliated with Philadelphia Brokerage Corporation, a registered broker-dealer. ACT Capital Partners, LP purchased the shares being registered hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.

(21)	Includes 77,678 shares of common stock issuable upon the exercise of warrants, of which warrants to purchase 21,288 shares of common stock were acquired prior to the private placement. Daniel Harrington and Tinkham Veale are the natural persons with voting and investment control over these shares.

(22)	Includes 9,022 shares of common stock issuable upon the exercise of warrants. Phillip Evans, David Le Quesne, Charles Thacker, Alan Farrell and Michael Paul Price are the natural persons with voting and investment control over these shares.

PLAN OF DISTRIBUTION
     The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders. As used in this prospectus, “selling stockholders” includes transferees, donees, pledgees, or other successors-in-interest to the named selling stockholders. The selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered by this prospectus from time to time:
•	directly; or

•	through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling stockholder or from the purchasers of the shares for whom such underwriters, broker-dealers, or agents may act as agent.
     The shares may be sold from time to time in one or more transactions at:
•	fixed prices, which may be changed;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.
     The sales described in the preceding paragraph may be effected in transactions:
•	on any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale, including the NASDAQ Global Market;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
     In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the shares of our common stock in the course of hedging their positions. The selling stockholders may also sell the shares of our common stock short and deliver shares of our common stock to close out short positions, or loan or pledge shares to broker-dealers that in turn may sell the shares. The selling stockholders may pledge or grant a security interest in some or all of the shares of our common stock owned by it, and, upon a default in performance of the secured obligation, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus.
     To our knowledge, there currently are no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling stockholders. The selling stockholders may determine not to sell any or all of the shares offered by it pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer the shares by other means not described in this prospectus. In this regard, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
     To the extent required, upon being notified by the selling stockholders that any material arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by any agent, underwriter or broker-dealer, the name of the selling stockholders and of the participating agent, underwriter or broker-dealer, specific shares to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.
     The outstanding shares of our common stock are quoted on the NASDAQ Global Market under the symbol “BJGP.”
     In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.
     The selling stockholders and any broker and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Any selling stockholder who is deemed an underwriter within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

     The selling stockholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include Regulation M, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any such other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares of our common stock being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.
     We will bear all costs, expenses and fees in connection with the registration of shares of our common stock, including shares issuable upon the exercise of warrants, to be sold by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares of our common stock. In addition, the selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving the sales of shares of our common stock against some liabilities, including liabilities arising under the Securities Act.
     Subject to our compliance with the Securities Act and the rules of any trading market on which shares of our common stock trade, we will maintain the effectiveness of the registration statement of which this prospectus forms a part until November 2009, at which time, unless purchased by one of our “affiliates” as that term is defined in Rule 144 under the Securities Act, the substantial majority of the shares covered by this prospectus will be freely tradable pursuant to Rule 144(k) under the Securities Act. However, we may determine in our sole discretion to suspend the use of this prospectus or to cause the registration statement to no longer be effective at any time and from time to time, including whenever we are required to update the prospectus in accordance with the Securities Act. We also may not be able to maintain effectiveness of the registration statement of which this prospectus forms a part. If use of the prospectus is suspended or the registration statement of which this prospectus forms a part, once effective, ceases at any time to continue to be effective, the selling stockholders would not be able to offer and resell or otherwise transfer the shares covered by this prospectus pursuant to the registration statement.
     In general, under Rule 144, as amended, effective as of February 15, 2008, a person who is deemed to have been our affiliate at any time during the 90 days preceding a sale, has beneficially owned restricted shares for at least six months, and has complied with the requirements described below, would be entitled to sell a specified number of shares within any three-month period. That number of shares cannot exceed the greater of one percent of the number of shares of common stock then outstanding, which will equal approximately 394,920, or the average weekly trading volume of our common stock on The NASDAQ Global Market during the four calendar weeks preceding the filing of a notice on Form 144 reporting the sale. Sales under Rule 144 are also restricted by manner of sale provisions, notice requirements and the availability of current public information about us. Rule 144 provides that our affiliates who are selling shares of our common stock that are not restricted shares must comply with the same restrictions applicable to restricted shares with the exception of the holding period requirement.

DESCRIPTION OF CAPITAL STOCK
General
     Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. As of May 5, 2008, there were 39,492,026 shares of our common stock outstanding, outstanding options to purchase 3,498,647 shares of our common stock, and outstanding warrants to purchase 1,836,671 shares of our common stock.
Common Stock
     Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available thereof at such time and in such amounts as the board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not to subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of our common stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all of our liabilities and the payment of any liquidation preference of any outstanding preferred stock. Each outstanding share of our common stock is, and all shares of our common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.
Options
     As of May 5, 2008, options to purchase a total of 3,498,647 shares of our common stock were outstanding and options to purchase 1,218,647 additional shares of our common stock were available for future grant under our 2007 Stock Incentive Plan.
Warrants
     As of May 5, 2008, there were outstanding warrants to purchase up to 1,836,671 shares of our common stock at exercise prices between $1.15 and $12.43 per share that expire between April 2009 and November 2012.
     Antitakeover Effects of Provisions of our Certificate of Incorporation and Bylaws and under Delaware Law
     Our bylaws provide that only the Chairman of our board of directors or a majority of the members of our board of directors may call a special meeting of stockholders. Our bylaws also establish procedures, including advance notice, with regard to the nomination of directors and stockholder proposals. These provisions of the bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. Such provisions also may have the effect of preventing changes in our management.
     In addition, we are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:
•	prior to the business combination, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; or

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), those shares owned:

•	by persons who are directors and also officers;

•	by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or after the time the stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.
     In general, the Delaware General Corporation Law defines an interested stockholder as an entity or person (other than the corporation and any direct or indirect majority-owned subsidiaries of the corporation) that beneficially owns 15% or more of the outstanding voting stock of the corporation or any entity or person that is an affiliate or associate of such entity or person.
     The Delaware General Corporation Law generally defines a business combination to include the following:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the aggregate market value of all the assets of the corporation or its majority-owned subsidiary that involves the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the interested stockholder’s proportionate share of the stock of any class or series of the corporation; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
Transfer Agent and Registrar
     The Transfer Agent and Registrar for our common stock is Stocktrans, Inc., whose address is 44 W. Lancaster Ave., Ardmore, PA 19003, and whose phone number is (800) 733-1121.
Listing
     Since June 7, 2007, our common stock has been traded on The NASDAQ Global Market under the trading symbol “BJGP.” From August 10, 2006 to June 6, 2007, our common stock was traded on The NASDAQ Capital Market under the trading symbol “BJGP.” From February 22, 2006 to August 9, 2006, our common stock was quoted on the Over-the-Counter Bulletin Board under the trading symbol “BJGP.OB.” Prior to that, our common stock was quoted on the Pink Sheets under the symbol “BJGP.PK.” On May 7, 2008, the last reported sale price of our common stock on NASDAQ was $6.72 per share. Since July 2005, we have been subject to the reporting requirements of the Exchange Act.

EXPERTS
     The financial statements of BMP Sunstone Corporation as of December 31, 2006 and 2007, and for each of the three years in the period ended December 31, 2007, incorporated by reference in this registration statement have been audited by Grant Thornton, an independent registered public accounting firm. These financial statements have been incorporated by reference in the registration statement in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
     The consolidated financial statements of Hong Kong Fly International Health Care Limited and subsidiary (“Hong Kong Health Care”) as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the years then ended, have been incorporated by reference in the registration statement in reliance upon the report of KPMG Huazhen, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report contains an explanatory paragraph that states (i) on February 18, 2008, BMP Sunstone Corporation, formerly known as Beijing Med-Pharm Corporation, consummated the acquisition of the remaining 51% of the equity interest in Hong Kong Health Care, which was not previously owned and (ii) the consolidated financial statements of Hong Kong Health Care do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.
     The consolidated balance sheet of Hong Kong Health Care as of December 31, 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the two-month period ended December 31, 2007, have been incorporated by reference in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The report contains an explanatory paragraph that states (i) on February 18, 2008, BMP Sunstone Corporation, formerly known as Beijing Med-Pharm Corporation, consummated the acquisition of the remaining 51% of the equity interest in the Company, which was not previously owned and (ii) the financial statements of the Company do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.
LEGAL MATTERS
     Certain legal matters with respect to the validity of shares of the common stock being offered hereby will be passed on for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC a registration statement on Form S-3, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act with respect to offers and resales of shares of our common stock by the selling stockholders identified in this prospectus. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and its exhibits and schedules. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.
     We are required to comply with the information requirements of the Exchange Act. Accordingly, we file annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement and other information with the SEC.
     You can read the registration statement and our other filings with the SEC over the Internet at the SEC’s website at http://www.sec.gov. You also may read and copy any document that we file with the SEC at its public reference room at Headquarters Office, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.
     You also may obtain copies of the documents at prescribed rates by contacting the Public Reference Room of the SEC at (202) 551-8090. Please call the SEC at (202) 551-8090 for further information on the operation of the public reference room.
INFORMATION INCORPORATED BY REFERENCE
     The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the sale of all the shares covered by this prospectus.

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2007 (as amended on Form 10-K/A filed with the SEC on May 7, 2008).

(2)	Our Current Reports on Form 8-K filed with the SEC on January 4, 2008; January 18, 2008; February 1, 2008; February 21, 2008; March 17, 2008; April 4, 2008; April 21, 2008; April 14, 2008 and May 2, 2008; and our Current Report on Form 8-K/A filed with the SEC on April 14, 2008 and

(3)	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 9, 2006 to register our common stock under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

BMP Sunstone Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462
Attn: Fred M. Powell, Chief Financial Officer
Telephone: (610) 940-1675
     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

1,037,580 Shares
BMP SUNSTONE CORPORATION
Common Stock

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the costs and expenses payable by the registrant in connection with the issuance and distribution of the common stock being registered. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$350
Legal fees and expenses	20,000
Accounting fees and expenses	20,000
Printing and engraving expenses	2,000
Miscellaneous	1,000

Total	$43,350

No portion of these costs and expenses will be borne by the selling stockholders.
Item 15. Indemnification of Directors and Officers.
     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s certificate of incorporation contains a provision that eliminates the personal liability of the registrant’s directors for monetary damages for any breach of fiduciary duty as a director. This provision, however, does not eliminate a director’s liability:
•	for any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for a transaction from which the director derived an improper personal benefit.
     As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s certificate of incorporation provides that it shall indemnify any and all persons whom it has the power to indemnify under Delaware law from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Business Corporation Law, and the indemnification provided for in the certificate of incorporation shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
     Further, the registrant’s bylaws provide that it shall indemnify its officers and directors upon a determination by a majority of the board of directors who were not parties to such action, by independent legal counsel in a written opinion or by the stockholders that the person seeking indemnification has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and had no reasonable cause to believe such person’s conduct was unlawful. Any expense incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the registrant.
     The registrant may, to the extent authorized by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the registrant similar to those conferred to directors and officers of the registrant as described above.
     The registrant has insurance policies providing for indemnification of officers and directors against liabilities and expenses incurred by any of them in certain proceedings and under certain conditions, such as in the absence of fraud.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

Exhibit
Number	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP*
23.1	Consent of Grant Thornton**
23.2	Consent of KPMG Huazhen**
23.3	Consent of KPMG**
23.4	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page of registration statement)*

*	Previously filed.

**	Filed herewith.

Item 17 Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(iii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iiii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that:
Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(iii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plymouth Meeting, in the Commonwealth of Pennsylvania on May 8, 2008.

BMP Sunstone Corporation (Registrant)
May 8, 2008	By:	/s/ David Gao
		Name:	David Gao
		Title:	President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Gao	President, Chief Executive	May 8, 2008
David Gao	Officer and Director (Principal Executive Officer)

/s/ Fred M. Powell	Chief Financial Officer	May 8, 2008
Fred M. Powell	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	May 8, 2008

Martyn D. Greenacre

	Director	May 8, 2008

Zhiqiang Han

	Director	May 8, 2008

Jack M. Ferraro

*	Director	May 8, 2008

Frank H. Hollendoner

*	Director	May 8, 2008

Albert Yeung

*	Director	May 8, 2008

John W. Stakes, M.D.

	Director	May 8, 2008

George Bickerstaff

	Director	May 8, 2008

Zhijun Tong

*By:	/s/ Fred M. Powell

Fred M. Powell
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP*
23.1	Consent of Grant Thornton**
23.2	Consent of KPMG Huazhen**
23.3	Consent of KPMG**
23.4	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page of registration statement)*

*	Filed previously.

**	Filed herewith.